UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2021

NewLake Capital Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-56327	83-4400045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Pine Street

Suite 50

New Canaan, CT

(Address of Principal Executive Offices, and Zip Code)

203-594-1402

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 13, 2021, NewLake Capital Partners, Inc., a Maryland corporation (the “Company”), closed its initial public offering (the “IPO”) of 3,905,950 shares of its common stock, $0.01 par value per share (the “Common Stock”). In connection with the IPO, the Company entered into the material agreements and certain other documents discussed below, forms of which were previously described in, and filed as exhibits to, the Company’s Registration Statement on Form S-11 (Registration No. 333-257253) (as amended, the “Registration Statement”).

Placement Agency Agreement

On August 12, 2021, the Company and NLCP Operating Partnership LP (the “Operating Partnership”) entered into a placement agency agreement with Ladenburg Thalmann & Co. Inc., Compass Point Research & Trading LLC and Loop Capital Markets LLC, as placement agents (the “Placement Agency Agreement”), to issue and sell 3,905,950 shares of Common Stock at a price to the public of $26.00 per share. Gross proceeds from the offering of 3,905,950 shares were approximately $101.6 million. After the closing of the offering, the number of shares of Common Stock outstanding was 21,235,914. The Placement Agency Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about the Company, the Operating Partnership or their respective subsidiaries, and the sale of Common Stock pursuant to the Placement Agency Agreement is not a representation that there has not been any change in the condition of the Company or the Operating Partnership. A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The description of the Placement Agency Agreement contained herein is qualified in its entirety by reference to such exhibit.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    2021 Equity Incentive Plan

The Company’s board of directors (the “Board”) has adopted, and the stockholders have approved, the NewLake 2021 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan became effective on August 11, 2021 and is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The purpose of the Equity Incentive Plan is to attract and retain employees, non-employee directors and consultants, and advisors. The Equity Incentive Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, stock appreciation rights, other stock-based awards, and cash awards. The Equity Incentive Plan is intended to provide an incentive to participants to contribute to the Company’s economic success by aligning the economic interests of participants with those of the Company’s stockholders.

A total of 2,235,132 shares of Common Stock have been authorized for issuance under the Equity Incentive Plan, subject to adjustment in accordance with its terms. If any options or stock appreciation rights expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares of our common stock subject to such grants will again be available for issuance or transfer under the Equity Incentive Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes with respect to any grant will not be available for issuance or transfer under the Equity Incentive Plan. The exercise or settlement of any stock appreciation right will reduce the number of shares of our common stock available for issuance or transfer under the Equity Incentive Plan by the total number of shares to which the exercise or settlement of the stock appreciation relates. If we repurchase shares on the open market with the proceeds of the exercise price of options, such shares may not again be made available for issuance or transfer under the Equity Incentive Plan. If any grants are paid in cash, and not in shares of our common stock, any shares of our common stock subject to such grants will also be available for future grants. Unless terminated sooner by our board of directors or extended with stockholder approval, the Equity Incentive Plan will terminate on August 10, 2031.

Subject to adjustment in accordance with the terms of the Equity Incentive Plan, the maximum aggregate value of shares of our common stock subject to grants made to any non-employee director, together with any cash fees earned by such non-employee director, for services rendered as a non-employee director during any calendar year will not exceed $350,000, which value will be calculated based on the grant date fair value of such grants for financial reporting purposes.

Item 7.01 Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the closing of its IPO, a copy of which is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On August 11, 2021, the Board approved and the Company declared a special dividend of $0.12 per share of Common Stock. This dividend is payable August 12, 2021, to common stockholders of record on August 11, 2021. Any stockholders of the Company that purchased common stock following the close of business on August 11, 2021 will not be eligible to receive this dividend with respect to such shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement, dated August 12, 2021, among NewLake Capital Partners, Inc., NLCP Operating Partnership LP and Ladenburg Thalmann & Co. Inc., Compass Point Research & Trading LLC and Loop Capital Markets LLC.

10.1	NewLake Capital Partners, Inc. 2021 Equity Incentive Plan

99.1	Press Release issued by NewLake Capital Partners, Inc. on August 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWLAKE CAPITAL PARTNERS, INC.

Date: August 17, 2021	By:	/s/ David Weinstein
	Name:	David Weinstein
	Title:	Chief Executive Officer